[SHORE FINANCIAL CORPORATION LETTERHEAD]

March 19, 2004

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Shore Financial Corporation. The meeting will be held on Tuesday, April 20, 2004 at 2:00 p.m. at The Eastern Shore Chamber of Commerce located on U.S. Route 13, Melfa, Virginia.

The primary business of the meeting will be electing directors of Shore Financial Corporation to serve for a three-year term. We also will report to you on the condition and performance of Shore Financial and Shore Bank, and you will have ample opportunity to question management on matters that affect the interests of all shareholders.

We hope you will be with us on April 20th for the meeting. Whether you plan to attend or not, please complete, sign, date and return the enclosed proxy as soon as possible in the postage-paid envelope provided.

We sincerely appreciate your support and look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Scott C. Harvard
Scott C. Harvard
President and Chief Executive Officer

SHORE FINANCIAL CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held on April 20, 2004

The Annual Meeting of Shareholders of Shore Financial Corporation will be held on Tuesday, April 20, 2004 at 2:00 p.m. at The Eastern Shore Chamber of Commerce located on U.S. Route 13, Melfa, Virginia, for the following purposes:

1.	To elect two (2) directors to serve for a three-year term; and

2.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed February 13, 2004, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors

/s/ Steven M. Belote
Steven M. Belote
Corporate Secretary

Onley, Virginia

March 19, 2004

Please promptly complete, sign, date and return the enclosed proxy whether or not you plan to attend the Annual Meeting. If you attend the meeting in person, you may, if you desire, withdraw your proxy and vote your own shares.

SHORE FINANCIAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 20, 2004

GENERAL

The enclosed proxy is solicited by the Board of Directors of Shore Financial Corporation (the “Company”) for the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on Tuesday, April 20, 2004, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date of this Proxy Statement and accompanying proxy is March 19, 2004.

Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A shareholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

Voting Rights of Shareholders

Only shareholders of record at the close of business on February 13, 2004, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the close of business on February 13, 2004, 2,062,084 shares of the Company’s common stock, par value $0.33 per share, were outstanding and entitled to vote at the Annual Meeting. The Company has no other class of stock outstanding. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business.

Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary, may be made in person or by telephone, or special letter by officers and employees of the Company or its wholly owned subsidiary, Shore Bank (the “Bank”), acting without compensation other than regular compensation.

ELECTION OF DIRECTORS

(Proposal One)

Directors

The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes (I, II and III) which are as nearly equal in number as possible. The term of office for Class I directors will expire at the Annual Meeting. The two persons named immediately below, each of whom currently serves as a director of the Company, will be nominated to serve as Class I directors. If elected, the two nominees will serve until the Annual Meeting of Shareholders held in 2007. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If for any reason any of the persons named as nominees below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors may designate.

The Board is comprised of seven directors, of which five qualify as “independent directors” under Nasdaq rules (“Independent Directors”) and are indicated as such in the table below. There are no family relationships among any of the directors or between any director and any executive officer of the Company or the Bank. No director of the Company serves as a director of any other publicly-held company. Mr. Harvard serves on the Board of the Federal Home Loan Bank of Atlanta.

The tables below present information concerning the nominees for director of the Company and each director whose term continues, including their tenure as a director of the Bank.

The Board of Directors recommends the nominees, as set forth below, for re-election to the Board. The Board of Directors recommends that shareholders vote FOR the nominees. The nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected directors of the Company.

Name (Age)	Served as Director Since (1)	Principal Occupation During Past Five Years

Class I (Nominees):

Terrell E. Boothe (60) Independent Director	1985	Retired Owner and President, Terrell E. Boothe, Inc., an insurance agency located in Chincoteague, Virginia.

The Honorable D. Page Elmore (64)	1995	Representative, Maryland House of Delegates; Retired President, James H. Hartman & Sons, Inc., a trucking company headquartered in Pocomoke, Maryland; retired President, Shore Disposal, Painter, Virginia.

Name (Age)	Served as Director Since (1)	Principal Occupation During Past Five Years

Class II (Directors Serving Until the 2005 Annual Meeting):

Dr. Lloyd J. Kellam, III (49) Independent Director	1992	Physician, Eastern Shore Physicians and Surgeons, Nassawadox, Virginia.

Henry P. Custis, Jr. (58) Independent Director	1987	Chairman of the Board of the Company and the Bank; Partner, Custis, Lewis & Dix, a law firm located in Accomac, Virginia.

L. Dixon Leatherbury (54) Independent Director	1981	President and General Manager, Leatherbury Equipment Co., Cheriton, Virginia; President, Wakefield Equipment Co., Wakefield, Virginia.

Class III (Directors Serving Until the 2006 Annual Meeting):

Scott C. Harvard (49)	1985	President and Chief Executive Officer of the Company and the Bank

Richard F. Hall, III (50) Independent Director	1997	Owner, Loblolly Farms, Accomac, Virginia; Owner, Seaside Produce, Accomac, Virginia.

(1)	Includes service as a director of the Bank.

Board of Directors and Committees

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of the directors’ duties and to attend all regularly scheduled Board, committee and shareholders meetings. There were 13 meetings of the Board of Directors of the Company in 2003. Pursuant to Company policy, all incumbent directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and its committees on which he served in 2003. All directors also attended the Company’s 2003 annual meeting.

The Boards of Directors of the Company and the Bank have established various committees, including Loan, Audit, and Compensation.

Loan Committee. The Loan Committee considers new loan applications that are in excess of individual officer limits and monitors (with management) the Bank’s loan portfolio. The Loan Committee consists of the President and one additional director, with the directors rotating their service on this committee on a monthly basis. The Loan Committee met approximately once a week in 2003.

Audit Committee. The Audit Committee is composed of Messrs. Leatherbury (Chairman), Kellam and Elmore. Mr. Leatherbury has been designated by the Board of Directors as the “audit committee financial expert” under Securities and Exchange Commission (“SEC”) rules. The functions of the committee are to recommend the selection of independent certified public accountants, to review the reports of examination by the regulatory agencies, the independent accountants and the internal auditor, and to issue its report to the full Board. A copy of the committee’s charter is located on the Company’s website (www.shorebank.com) and is attached as Appendix A to this Proxy Statement. The Audit Committee met five times during 2003.

Compensation Committee. The Compensation Committee is responsible for conducting annual reviews concerning the performance and compensation of the Company’s senior executive officers, including the President and Chief Executive Officer, and also reviews and sets general guidelines for compensation of all employees. The Compensation Committee, which is comprised of Messrs. Hall, Custis and Boothe, met once during 2003. The Compensation Committee’s recommendations are reviewed and approved by the Company’s Independent Directors.

Nomination Procedures

During 2003, the Company did not have a Nominating Committee. The Company’s Independent Directors serve in that capacity as provided for in the Company’s bylaws. These bylaws state that subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors shall be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of shareholders, ninety (90) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. The Company does not have a charter with respect to its director nominations process. The Board of Directors does not believe that it is necessary to have a Nominating Committee because it believes that the functions of a Nominating Committee can be adequately performed by its independent members. In their capacity as the Nominating Committee, the independent members of the Board of Directors will accept for consideration shareholders’ nominations for directors if made in writing in accordance with the Company’s bylaws.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise that may be desired in order to complement the qualifications that already exist among the Board. Among the factors that the directors consider when evaluating proposed nominees are their independence, financial literacy, business experience, character, judgment and strategic vision. Other considerations would be their knowledge of issues affecting the business, their leadership experience and their time available for meetings and consultation on Company matters. The independent directors seek a diverse group of candidates who possess the background skills and expertise to make a significant contribution to the Board, the Company and its shareholders.

The above procedures are in addition to the procedures regarding inclusion of shareholder proposals in proxy materials set forth in “Shareholder Proposals” in this Proxy Statement.

Shareholder Communications to the Board

Shareholders and other parties interested in communicating directly with a director of the Company or the entire Board may do so by writing to that director, c/o Steven M. Belote, Vice President and Corporate Secretary, Shore Financial Corporation, P.O. Box 920, Onley, Virginia 23418.

Corporate Governance

The Company has a Code of Professional Conduct for Financial Executives that is applicable to all senior executive officers, including the principal executive officer and principal financial officer (who is also the principal accounting officer). The Code of Professional Conduct for Financial Executives is available on the Company’s website under Shore Financial Corporation/Corporate Governance (www.shorebank.com). The Company intends to post amendments to or waivers, if any, from its Code of Professional Conduct for Financial Executives at this location on its website.

Other Corporate Governance documents located on the Company’s website include the following:

☐    Audit Committee Charter

☐    Code of Conduct for Employees and Directors

Compensation of Directors

During 2003, each member of the Board of Directors of the Company was paid a monthly fee of $500 regardless of whether he attended meetings of the Board plus $125 for each meeting attended, except for Henry P. Custis, Jr., who received a monthly fee of $1,000 as Chairman of the Board of the Company plus the $125 attendance fee, and Mr. Harvard, who is not compensated for his service as director. In addition, each director, excluding Mr. Harvard, was paid $125 for each Company or Bank committee meeting attended.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of Shore Financial Corporation provides assistance to senior management and the Board in fulfilling their responsibility to the Company and its shareholders relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. The Audit Committee also ensures that management has established and is currently maintaining an adequate system of internal control and compliance with applicable laws, regulations, and policy. The committee is composed of three directors, two of which are independent directors pursuant to Nasdaq listing standards and are free of any relationship that, in the opinion of the Board of Directors of the Company, would interfere with their exercise of independent judgment as a committee member.

During 2003, the Audit Committee met five times with internal and independent auditors and the Committee Chair, as representative of the entire Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer and the independent auditors prior to the public release of earnings information. In addition, the committee obtained from the independent auditors a formal written statement discussing any disclosed relationship or service which may impact the objectivity and independence of the independent auditors, as required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees.” The committee also discussed with the independent auditors all communications required by generally accepted auditing standards, including Statement on Auditing Standards No. 61, “Communication with Audit Committees”.

The Audit Committee is also responsible for pre-approving services provided by the Company’s independent auditors, Goodman & Company L.L.P (“Goodman”). During 2003, the committee reviewed and approved the engagement letter provided by Goodman that detailed the specific services they performed during the year.

The Audit Committee also monitored the internal audit functions of the Company including the independence and authority of its reporting obligation, the proposed audit plans for the coming year, and the adequacy of management response to internal audit findings and recommendations.

The Audit Committee reviewed the audited financial statements of the Company for the year ended December 31, 2003 with the independent auditors and management. Based upon the reviews and discussions referred to above, the committee recommended to the Board that the audited financial statements of the Company be included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission. The committee also recommended the reappointment of the independent auditors.

L. Dixon Leatherbury, Audit Committee Chairman

Lloyd J. Kellam, III, Audit Committee Member

D. Page Elmore, Audit Committee Member

INDEPENDENT AUDITOR FEES

The following tables shows the fees billed for the audit and other services provided by Goodman for the fiscal years ended December 31, 2003 and 2002.

	2003	2002
Audit Fees (1)	$32,550	$30,800
Audit-related Fees (2)	735	5,000
Tax Fees (3)	4,900	4,900
All Other Fees (4)	—	—

Total	$38,185	$40,700

(1)	Audit Fees: Audit fees represent professional services rendered in connection with the audit of the Company’s annual financial statements and reviews of the financial statements included in the Company’s Forms 10-QSB for the fiscal years.
(2)	Audit-related Fees: Audit-related fees consisted primarily of accounting consultations and other attestation services, including a public deposit audit and accounting assistance and other attest services in connection with proposed or consummated mergers or acquisitions.
(3)	Tax Fees: Tax fees consisted of tax return preparation and other tax related services rendered.
(4)	All Other Fees: All other fees consist of all services rendered other than those set forth above.

The Audit Committee pre-approves all audit, audit related, and tax services on an annual basis, and in addition, authorizes individual engagements that exceed pre-established thresholds. Any additional engagement that falls below the pre-established thresholds must be reported by management at the Audit Committee meeting immediately following the initiation of such an engagement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 14, 2003, certain information as to the common stock beneficially owned by (i) the only persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding shares of common stock, (ii) the directors of the Company, (iii) each executive officer named in the Summary Compensation Table below and (iv) all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Richard F. Hall, Jr. P.O. Box 6 Accomac, Virginia 23301	198,000	(2)	9.6%

Directors:

Terrell E. Boothe	19,763		*
Henry P. Custis, Jr	153,014	(2)(3)	7.3%
D. Page Elmore	15,452		*
Richard F. Hall, III	48,709	(2)	2.3%
Scott C. Harvard	86,829	(2)(4)	4.1%
Dr. Lloyd J. Kellam, III	7,053	(2)	*
L. Dixon Leatherbury	39,450		1.9%
A. Jackson Mason	98,700		4.7%

All directors and executive officers as a group (11 persons)	508,337	(2)(5)	24.2%

*	Represents less than 1% of Company common stock.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.
(2)	Includes shares held by affiliated corporations, close relatives and minor children, and shares held jointly with spouses or as custodians or trustees, as follows: Mr. Custis Jr., 3,014 shares; Mr. Hall Jr., 72,000 shares; Mr. Hall III, 11,640 shares; Mr. Harvard, 3,332 shares; Dr. Kellam, 76 shares; and Mr. Mason, 54,000.
(3)	Mr. Custis’s address is c/o Custis, Lewis & Dix, P.O. Box 577, Accomac, Virginia 23301.
(4)	Includes 28,567 shares that may be acquired by Mr. Harvard pursuant to currently exercisable options granted under the Company’s 1992 Stock Option Plan and 2001 Stock Incentive Plan.
(5)	Includes 53,767 shares that may be acquired by executive officers pursuant to currently exercisable options granted under the Company’s 1992 Stock Option Plan and 2001 Stock Incentive Plan.

EXECUTIVE COMPENSATION

During 2003, the only executive officer of the Company who received annual compensation in excess of $100,000 was Scott C. Harvard, the President and Chief Executive Officer. The following table provides information on the total compensation paid or accrued during the years indicated below to Mr. Harvard.

Summary Compensation Table

Long-Term Compensation
Name and Principal Position	Year	Annual Compensation (1)		Securities Underlying Options (2)	All Other Compensation (3)
		Salary	Bonus
Scott C. Harvard President and Chief Executive Officer	2003 2002 2001	$150,000 140,000 130,000	$40,000 35,000 25,000	9,367 9,600 9,600	$39,300 33,700 34,300

(1)	Does not include certain perquisites and other personal benefits, the amounts of which are not shown because the aggregate amount of such compensation during the year did not exceed the lesser of $50,000 or 10% of total salary and bonus reported for such executive officer.
(2)	Consists of awards granted pursuant to the Company’s 2001 Stock Incentive Plan during the years indicated, as adjusted for the 20% stock dividend on December 31, 2003.
(3)	Consists of for 2003: (i) $16,500 accrued on behalf of Mr. Harvard under the Company’s 401(k) Plan; and (ii) the taxable portion of an insurance policy paid by the Bank on behalf of Mr. Harvard of $22,800.

Stock Option Grants in 2003

The Company’s 2001 Stock Incentive Plan provides for the granting of both incentive and non-qualified stock options to executive officers and employees of the Company and the Bank. The following table provides information concerning stock options granted to the President and Chief Executive Officer of the Company during 2003.

Name	Number of Shares Underlying Options Granted (2)	Percent of Total Options Granted to Employees in 2003	Exercise Price per Share (1)(2)	Expiration Date
Scott C. Harvard	9,367	41.4%	$10.68	3/01/2013

(1)	The exercise price is based on the market value of a share of common stock at the time the option was granted.
(2)	Adjusted for the 20% stock dividend on December 31, 2003.

Stock Option Exercises in 2003 and Year-End Option Values

The following table shows certain information with respect to options exercised during 2003 and the number and value of unexercised options at year-end. All options shown for Mr. Harvard are currently exercisable.

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at December 31, 2003 (1)	Value of Unexercised In-the-Money Options at December 31, 2003 (2)
Scott C. Harvard	20,400	$198,000	28,567	$256,800

(1)	Adjusted for the 20% stock dividend on December 31, 2003.
(2)	Calculated by subtracting the exercise price from the fair market value of the stock at the close of business (the closing price of the Company’s common stock as reported on Nasdaq) on December 31, 2003.

Benefits

401(k) Profit Sharing Plan. The Bank maintains a 401(k) profit sharing plan (the “401(k) Plan”). The 401(k) Plan is designed to promote the future economic welfare of the employees of the Bank and to encourage employee savings. Employee deferrals of salary and employer contributions made under the 401(k) Plan, together with the income thereon, are accumulated in individual accounts maintained in trust on behalf of the employee participants, and is made available to the employee participants upon retirement and under certain other circumstances as provided in the Plan. Employee deferrals of salary and employer contributions made under the 401(k) Plan are made on a tax-deferred basis.

A full-time employee of the Bank becomes eligible to participate in the 401(k) Plan on the first day of the month following their 3-month anniversary of employment. Participants may elect to defer amounts between 2-10% of their annual compensation to the 401(k) Plan, subject to certain limits imposed by law. The Bank makes matching contributions equal to 100% of the first 3% of compensation deferred, 50% of the next 3%, and may make additional discretionary matching contributions. The Bank may also make discretionary profit sharing contributions, allocated to eligible employees on the basis of relative compensation, or “qualified nonelective contributions” allocated on the basis of relative compensation but only to eligible non-highly compensated employees. During 2003, the Bank contributed $144,600 to the 401(k) Plan, $16,500 of which was for the benefit of Mr. Harvard.

Stock Incentive Plans. The Company maintains the 1992 Stock Option Plan and the 2001 Stock Incentive Plan (“stock incentive plans”) which are designed to attract and retain qualified personnel in key positions, provide employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and the Bank, and reward employees for outstanding performance and the attainment of targeted goals. The stock incentive plans provide for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986 (“incentive stock options”), as well as non-qualified stock options and restricted stock awards.

The stock incentive plans are administered by a committee of the Board of Directors of the Company, each member of which is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. Unless sooner terminated, the stock incentive plan is in effect for a period of ten years from the date of adoption by the Board of Directors.

Under the stock incentive plans, the committee determines which employees will be granted options, whether such options will be incentive or non-qualified options, the number of shares subject to each option, whether such options may be exercised by delivering other shares of common stock and when such options become exercisable. In general, the per share exercise price of an incentive stock option shall be at least equal to the fair market value of a share of common stock on the date the option is granted. The per share exercise price of a non-qualified stock option shall be not less than 50% of the fair market value of a share of common stock on the date the option is granted.

Stock options shall become vested and exercisable in the manner specified by the committee. In general, each stock option or portion thereof shall be exercisable at any time on or after it vests. Stock options are nontransferable except by will or the laws of descent and distribution.

The committee also determines which employees will be awarded restricted stock and the number of shares to be awarded. The value of the restricted stock is to be at least equal to the fair market value of the common stock on the date the stock is granted. No shares of restricted stock have been awarded under the 2001 Stock Incentive Plan.

Employment Contracts and Termination and Change in Control Arrangements

On December 14, 1999, the Company and Mr. Harvard entered into an employment agreement regarding his services to the Company. The agreement had a three year initial term, and on December 31 of each year automatically renews for successive two-year terms, unless the Company elects not to extend the term of the agreement. The employment agreement provides for an annual base salary of $120,000, which is adjustable annually at the discretion of the Board, and annual cash bonuses in such amounts as determined by the Board. The Company may terminate Mr. Harvard’s employment at any time, but any termination by the Company other than “termination for cause” (as defined in the agreement) will not effect Mr. Harvard’s right to receive compensation or other benefits pursuant to the terms of the agreement. If Mr. Harvard is terminated for cause during the term of agreement, he will have no right to receive compensation or other benefits for any period after such termination. In the event that Mr. Harvard is terminated without cause, he shall receive his salary and certain benefits for a period of twelve months from the date of such termination. The employment agreement will terminate in the event that there is a change in control of the Company, at which time the change in control agreement described below between the Company and Mr. Harvard will become effective and any termination benefits will be determined and paid solely pursuant to the change in control agreement.

The Company also has an agreement with Mr. Harvard that becomes effective upon a change in control of the Company. Under the terms of this agreement, the Company or its successor agrees to continue Mr. Harvard in its employ for a term of three years after the date of a change in control. During the contract term, Mr. Harvard will retain commensurate authority and responsibilities and compensation benefits. He will receive a base salary at least equal to the immediate prior year and a bonus at least equal to the highest annual bonus paid for the two years before the change in control. If Mr. Harvard’s employment is terminated during the three years other than for cause or disability as defined in the agreement, or if he should terminate employment because a material term of the contract is breached by the Company, he will be entitled to a lump sum payment, in cash, within thirty days after the date of termination. This lump sum will be equal to 2.9 times the sum of Mr. Harvard’s base salary, annual bonus, and equivalent benefits.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act, directors and executive officers of the Company are required to file reports with the Securities Exchange Commission indicating their holdings of and transactions in the Company’s equity securities. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, insiders of the Company complied with all filing requirements during the fiscal year ended December 31, 2003.

CERTAIN TRANSACTIONS

Certain directors and executive officers of the Company and the Bank, members of their immediate families, and corporations, partnerships and other entities with which such persons are associated, are customers of the Bank. In the ordinary course of business, the Bank makes loans available to such parties which are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other borrowers, except that the Bank reduces the interest rate by one percentage point on primary residential mortgage loans made to full-time employees. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

The Bank has a lease agreement with Richard F. Hall, Jr., the former Chairman of the Bank and the father of Richard F. Hall, III, a director, with respect to the real property on which its main office is located. The lease payment is $1,757 per month for 12 years with four five-year renewals. Each renewal will be at the option of the Bank and the renewal leases will be based on the previous lease rate after being adjusted for changes in the consumer price index.

Through January 2003, the Bank had a lease agreement with a Maryland general partnership, of which D. Page Elmore, a director, is a general partner, to lease the building which houses one of the Bank’s Salisbury, Maryland branch locations. The lease term began on September 1, 1997 and was renewed in August 2002. During February 2003, the Bank exercised its option in the lease agreement to purchase the building for $680,000, which represented the purchase price provided for in the lease agreement and an amount considered to approximate fair value based on the most recent appraisal. Accordingly, lease payments related to this lease ceased during early 2003.

SHAREHOLDER PROPOSALS

Any proposal which a shareholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of shareholders of the Company, which is scheduled to be held in April 2005, must be received by the Company’s Corporate Secretary, Steven M. Belote, Shore Financial Corporation, P. O. Box 920, 25253 Lankford Highway, Onley, Virginia 23418, on or before November 19, 2004. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

Shareholder proposals which are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to

Article I, Section 8 of the Company’s Bylaws, which provides that business at an annual meeting of shareholders must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary of the Company not later than 90 days in advance of the annual meeting. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for conducting such business at the annual meeting, (b) the name and record address of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business.

ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-KSB for 2003, excluding exhibits, filed with the SEC on or before March 30, 2004, can be obtained without charge by writing to Steven M. Belote, Vice President, Corporate Secretary and Chief Financial Officer, Shore Financial Corporation, P.O. Box 920, 25253 Lankford Highway, Onley, Virginia 23418.

Appendix A

Shore Financial Corporation

Audit Committee Charter

Purpose

The Audit Committee (the “Committee”) is appointed by the Board to provide assistance to senior management and the Board of Directors of Shore Financial Corporation (the “Corporation”) in fulfilling their responsibility to the Corporation and its shareholders relating to corporate accounting, the reporting practices of the Corporation, and the quality and integrity of the financial statements of the Corporation. Additionally, the Committee will provide oversight that management has established and maintains an adequate system of internal control and compliance with applicable laws, regulations, and policy. In so doing, it is the responsibility of the Committee to maintain free and open means of communication between the Directors, the independent auditors, the internal auditor(s), and the management of the Corporation.

Organization

The Committee shall consist of at least three members of the Board of Directors. The members of the Committee shall meet the independence and experience requirements of NASDAQ and applicable rules and regulations of the Securities and Exchange Commission (the “Commission”). In addition, each Committee member shall be free of any relationship that, in the opinion of the Board of Directors of the Corporation, would interfere with their exercise of independent judgment as a committee member. At least one member of the Committee shall be a “financial expert”, as defined by the Commission.

The members of the Committee shall be appointed, and may be replaced, by the Board of Directors of the Corporation.

Meetings

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet periodically with management, the internal auditor and the independent auditors in separate sessions. The Committee may request any officer or employee of the Company (or any subsidiary thereof) or its independent auditors to attend a meeting of the Committee, or to meet with any members of, or consultant to, the Committee.

Authority and Responsibilities

The Audit Committee, to the extent required by law or as otherwise it deems necessary or appropriate, shall:

•	Have the sole authority and direct responsibility for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related services. The accounting firm engaged by the Committee must report directly to the Committee.

•	Ensure receipt from the independent auditors of a formal written statement delineating all relationships between the auditor and discussing any disclosed relationship or service which may impact the objectivity and independence of the auditor. The Committee will recommend to the Board of Directors any appropriate action deemed necessary to ensure continual independence of the outside auditors.

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•	Meet with the independent auditors and/or financial management of the Corporation to review the scope of the proposed audit for the current year.

•	Pre-approve all audit and non-audit services provided to the Corporation by the independent accountant.

•	Review and discuss with management and the independent auditors the annual audited financial statements, including disclosures made in management’s discussion and analysis, contained in the annual report to shareholders and the Form 10-KSB to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. The Committee shall also recommend to the Board whether the audited financial statements should be included in the Corporation’s annual report to shareholders and the Form 10-KSB.

•	Review and discuss with management and the independent auditors the quarterly financial statements prior to the filing of the Corporation’s Form 10-QSB with the Commission, including the results of the independent auditors’ review of the quarterly financial statements and the disclosure contained in such Form 10-QSB.

•	Review the internal audit function of the Corporation including the independence and authority of its reporting obligation, the proposed audit plans for the coming year, and the adequacy of management response to internal audit findings and recommendations.

•	Appoint the internal auditor. Review and evaluate the performance of the internal auditor on an annual basis.

•	Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Committee without members of management present.

•	Establish procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or expertise for this purpose if judged appropriate.

•	Inform the full Board of Directors of significant committee actions and recommendations, as the Committee may deem appropriate.

•	Prepare (i) a letter for inclusion in the annual report that describes the Committee’s composition and responsibilities, and how they were discharged, and (ii) a report for inclusion in the Corporation’s proxy statement for its annual meeting, in accordance with the proxy rules and regulations issued by the Commission.

•	Have the authority to engage and compensate independent counsel and other advisors, as it determines necessary to carry out its duties. The Corporation shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of rending or issuing an audit report and to any advisors employed by the Committee.

•	Review and update this Charter at least annually, as conditions dictate.

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PROXY

SHORE FINANCIAL CORPORATION

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Henry P. Custis, Jr. and L. Dixon Leatherbury, jointly and severally, proxies, with full power to act alone and with full power of substitution, to represent the undersigned and vote all shares of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of Shore Financial Corporation to be held on Tuesday, April 20, 2004 at 2:00 p.m. at The Eastern Shore Chamber of Commerce, Melfa, Virginia, or any adjournment thereof, on each of the following matters:

1.	To elect two Class I directors to serve until the Annual Meeting of Shareholders in 2007.

☐	FOR all Nominees listed below	☐	WITHHOLD AUTHORITY TO VOTE FOR THOSE INDICATED BELOW

	Terrell E. Boothe	D. Page Elmore

NOTE:             You may line through the name of any individual nominee for whom you wish to withhold your vote.

2.	The transaction of any other business which may properly come before the meeting. Management at present knows of no other business to be presented at the meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each proposal.

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one fiduciary, all should sign. All joint owners MUST sign.

Date: , 2004
Signature

Signature if held jointly